UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 3, 2008
INTERCONTINENTALEXCHANGE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32671	58-2555670
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)
2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (770) 857-4700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
     IntercontinentalExchange, Inc. (“ICE”), a Delaware corporation, has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 3, 2008, by and among ICE, Columbia Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of ICE (“MergerCo”), Creditex Group Inc. (“Creditex”), a Delaware corporation, and TA Associates, Inc. solely in the capacity as representative of the former Creditex stockholders following the effective time of the Merger (in such capacity, the “Stockholders’ Representative”).
     The Boards of Directors of ICE and Creditex have both determined that the Merger Agreement and the transactions provided for therein (including the Merger as defined below) are advisable and in the best interests of ICE and Creditex, respectively, and their respective stockholders, and have resolved to adopt and approve the Merger Agreement and the performance by ICE or Creditex, as the case may be, of all its obligations under the Merger Agreement.
     Following the execution and delivery of the Merger Agreement, Creditex delivered to ICE written consents executed by Creditex stockholders representing a majority of the outstanding voting power of Creditex, irrevocably and unconditionally approving and adopting the Merger Agreement and the Merger.
The Merger Agreement
     Pursuant to the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, ICE and Creditex will effect a business combination through a merger (the “Merger”) of MergerCo with and into Creditex whereby ICE will acquire 100% of the outstanding common stock and preferred stock of Creditex. Creditex will survive the Merger as a wholly-owned subsidiary of ICE. The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.
     Under the Merger Agreement, each share of outstanding Creditex capital stock issued and outstanding immediately prior to the Merger, other than shares owned by ICE or for which appraisal rights have been perfected, will be converted into a number of shares of ICE common stock determined pursuant to the following formula: the sum of $625 million and the amount of cash held by Creditex as of March 31, 2008, as adjusted for certain working capital items as of closing and any change in the stockholders’ equity of Creditex between March 31, 2008 and closing, divided by the average closing price of ICE common stock for the eight consecutive full trading days ending on June 2, 2008 ($140.285) and the eight consecutive full trading days ending on the fifth business day prior to closing. For purposes of determining the consideration they will receive in the Merger, Creditex preferred stock will be taken into account on the basis of the number of shares of Creditex common stock into which it converts. Creditex stockholders who are not be considered accredited investors under the U.S. securities laws will receive cash in lieu of ICE shares in the Merger. The existing Creditex stock options (vested and unvested) and Creditex restricted stock will be assumed by ICE on the same terms and conditions (including vesting schedule, forfeiture provisions, and accelerated vesting provisions) currently applicable to such options and restricted stock based on the foregoing conversion formula.
     In addition, to provide some liquidity to Creditex employee shareholders, the Merger Agreement makes available to Creditex employees that hold Creditex stock an election to accept cash in lieu of shares of ICE common stock, subject to a maximum amount equal to the lesser of $50 million and the maximum amount of cash that could be paid while still preserving the tax-free nature of the transaction for Creditex stockholders. Creditex stockholders will also have a contingent right to receive, to the extent available, any amounts (i) arising out of the post-closing true-up of the working capital and stockholder equity adjustments made as of closing and determined to be owed to them under the Merger Agreement; (ii) remaining in the escrow funds created at closing to support post-closing indemnification obligations of Creditex stockholders that have not been paid over to ICE by the end of the funds’ term; and (iii) remaining in the stockholders’ representative expense fund at the end of its term.
     ICE common stock and cash equal to 7.5 per cent of the amount of the aggregate purchase consideration to be delivered under the Merger Agreement will be deposited into escrow at the effective time and held in accordance with the terms of a separate Escrow Agreement executed by ICE and the Creditex shareholder representative contemporaneously with execution of the Merger Agreement. The escrowed stock and cash will be available for a specified period to settle certain post-closing adjustments and indemnification obligations of the Creditex stock and option holders. A portion of the stock and cash will be subject to retention by the escrow agent for an extended period in the event of any ongoing disputes between the parties or to cover certain potential tax indemnification obligations of the Creditex shareholders.
     ICE and Creditex each made customary representations and warranties and covenants in the Merger Agreement. In particular, Creditex covenanted, among others, not to solicit proposals relating to alternative business combination transactions.
     Consummation of the Merger is subject to satisfaction of certain conditions, including expiration or termination of the Hart-Scott-Rodino waiting period, the receipt of required regulatory approvals from governmental authorities, in particular, the Financial Industry Regulatory Authority (“FINRA”) in the U.S. and the Financial Services Authority in the U.K.; the absence of any law, injunction or order prohibiting consummation of the Merger; the continued accuracy of the representations and warranties of the parties; material compliance of the parties with their covenants; no “material adverse effect” having occurred with respect to Creditex; the lack of certain material adverse changes to the business of Creditex between June 3, 2008 and the closing date; and the receipt by Creditex of an opinion of counsel to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.
     The Merger Agreement is subject to termination by its terms at the option of either party if the Merger is not consummated prior to December 12, 2008. This termination date will be extended automatically to January 9, 2009 where the only remaining condition to be satisfied at December 12, 2008 is receipt of FINRA approval for the change in control of Creditex.
     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which will be exhibited to and incorporated by reference within a subsequent report of ICE.
     Pursuant to the terms and subject to the conditions of the Merger Agreement, the ICE common stock to be issued in connection with the Merger will be issued without registration under the Securities Act in reliance on the private offering exemption provided by Section 4(2) thereof. Contemporaneously with execution of the Merger Agreement, ICE and certain of the Creditex stockholders entered into a Registration Rights Agreement obligating ICE, on the terms and subject to the conditions set forth therein, to register the ICE common stock to be issued to such Creditex stockholders at the effective time of the Merger under the Securities Act of 1933, as amended (the “Securities Act”). ICE has further separately covenanted, in connection with the Merger, to register ICE common stock covered by options and restricted shares of ICE common stock to be held by Creditex employees following the effective time of the merger.

Item 3.02.	Unregistered Sales of Equity Securities
     As described above, pursuant to the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, Creditex stockholders and optionholders will receive shares of ICE common stock, options which are convertible into shares of ICE common stock and/or restricted shares of ICE common stock. Those shares of ICE common stock will be issued without registration under the Securities Act in reliance on the private offering exemption provided by Section 4(2) thereof. In relying on the exemption from registration provided by Section 4(2), ICE will rely on representations from each of the recipients of the securities that they are accredited investors as defined under Rule 501(a) of Regulation D under the Securities Act; that each the recipients is acquiring the securities for investment purposes and not with a view to distribution; and that the securities will bear a legend restricting their further transfer or sale until they have been registered under the Securities Act or an exemption from registration thereunder is available.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTALEXCHANGE, INC.
/s/ Scott A. Hill
Scott A. Hill
Date: June 9, 2008	Senior Vice President and Chief Financial Officer